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                                                                EXHIBIT 10.1(c)



                                FOURTH AMENDMENT
                                     TO THE
                        FIRST AMENDMENT AND RESTATEMENT
                                     OF THE
                     LABARGE, INC.  EMPLOYEES SAVINGS PLAN
                (formerly the "LaBarge Retirement Action Plan")


        This Fourth Amendment to the First Amendment and Restatement of the LaBarge, Inc. Employees Savings Plan ("Plan") executed on January 3rd, 1995 by LaBarge, Inc. ("Company"), a Delaware Corporation.

                                  WITNESSETH:

        WHEREAS, the Company amended and restated the Plan on May 3, 1990 effective January 1, 1987; and

        WHEREAS, the amendment and restatement of the Plan was amended on June 28, 1990 effective July 1, 1990; November 30, 1993 effective October 1, 1993; and March 24, 1994 effective January 1, 1994; and
        WHEREAS, the Company wants to further amend the Plan;
        NOW, THEREFORE, the Company amends the Plan as follows effective January 1, 1995: Delete Section 11.3 in its entirety and substitute in lieu thereof the following:


                11.3 Distribution of Benefits shall be in cash except that amounts credited to Company Profit-Sharing, Matching and Company Elective Contribution Accounts and invested in the LaBarge Common Stock Fund shall be distributed in the form of common stock of the Company. Provided, however, that Benefits of a Participant, who (i) was an Employee on January 1, 1995, (h) was providing services to Avnet, Inc. on January 1, 1995 at its Flippin, Arkansas division pursuant to an agreement between the Company and Avnet, Inc., and
         (iii) elects to have his Benefits transferred to the trustee under the Avnet 401(k) Trust pursuant to Section 11.14 (a "Flippin Employee"), shall be transferred in cash and no part of the transfer shall be in common stock of the Company. For purposes of determining the amount of a Flippin Employee's Benefits, the value of shares of Company common stock credited to his Accounts shall be the closing price of such stock on the American Stock Exchange on December 30, 1994.

        IN WITNESS WHEREOF, the Company has adopted this Plan amendment on the date and year first above written.


                                              LaBARGE, INC.



                                              By:  Craig E. LaBarge
                                                   --------------------------
                                                   President


ATTEST

William H. Maendu
- ----------------------------
Secretary